EXHIBIT 99.1

TOR Minerals to Webcast Its Third Quarter Earnings Conference Call

CORPUS CHRISTI, Texas, November 1, 2006 -- TOR Minerals International (Nasdaq: TORM) announced today that it will webcast its 2006 Third Quarter earnings results conference call on Tuesday, November 7, 2006 at 5:00 p.m. EST, 4:00 p.m. CST.  The call will be led by Olaf Karasch, President and CEO of TOR Minerals.

The call will be available under the News section of the Company’s website at http://www.torminerals.com.  Third Quarter results will be released after the market's close on November 7, 2006.

Based in Corpus Christi, Texas, TOR Minerals is an international manufacturer of specialty mineral products for high performance applications with plants and regional offices located in the United States, Netherlands and Malaysia.

This statement provides forward-looking information as that term is defined in the Private Securities Litigation Reform Act of 1995, and, therefore, is subject to certain risks and uncertainties. There can be no assurance that the actual results, business conditions, business development, losses and contingencies and local and foreign factors will not differ materially from those suggested in the forward-looking statements as a result of various factors, including market conditions, general economic conditions, including the risks of a general business slow down or recession, the increasing cost of energy, raw materials and labor, competition, advances in technology, changes in foreign currency rates, freight price increase, commodity price increases, delays in delivery of required equipment and other factors.

Contact for Further Information:
David Mossberg Beacon Street Group, LLC
(817) 310-0051